Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 23, 1996 (except for Note 8, as to which the date is September 27, 1996), in Amendment No. 3 to the Registration Statement (Form SB-2 33-95654) and related Prospectus of Ingenex, Inc. for the registration of 2,127,500 shares of Common Stock.



                                                        /s/ ERNST & YOUNG LLP
                                                            -----------------
                                                            ERNST & YOUNG LLP


Palo Alto, California
October 1, 1996